Exhibit 99.1

Date: Nov 7, 2016

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Closing of CNB Bancorp Merger

Michigan City, IN and Attica, IN– Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”), the parent of Horizon Bank, N.A., (“Horizon Bank”) announces the completion of the acquisition of CNB Bancorp (“CNB”), parent company of The Central National Bank and Trust Company (“Central National Bank & Trust”) of Attica, Indiana, effective November 7, 2016.  A subsidiary of Horizon was merged into CNB, and then CNB was merged into Horizon. At the same time, Central National Bank & Trust was merged into Horizon Bank. As previously announced, both banks will operate under the name Horizon Bank.

As part of this transaction, Horizon Bank will add two new branches to expand its branch network to fifty-six offices throughout northern and central Indiana and southern Michigan. “We’re confident customers will be pleased that the familiar faces they’ve come to know and trust will remain with Horizon at these branches.  Their commitment to their customers shines through and truly shows in all that they do,” said Craig M. Dwight, Horizon Bank’s Chairman and Chief Executive Officer.

William C. McAdams, former Chief Executive Officer of Central National Bank & Trust stated, “We are pleased to join a company that instills the same values as CNB has throughout the years.  Horizon’s demonstrated commitment to preserve community banking, retention of local staff, commitment to community involvement, and personal service is why we trust Horizon will serve our customers and local communities just as we have.”

Dwight further commented, “Horizon looks forward to the enhancements the Central National Bank & Trust’s customer base will experience through our extensive product and service offerings, and on-line banking services, as well as higher lending limits and cash management tools to better serve the business and agricultural communities.”

Horizon is pleased to name a life-long resident of the community, Sherri McGraw, as local Market President.  “I look forward to all of the new opportunities Horizon will bring to Attica where I can continue to personally serve the banking needs of my local community,” commented Ms. McGraw.

The companies are finalizing integration plans that include a systems integration and sign change expected to take place the weekend of December 3, 2016. As a result, customer accounts will automatically change to Horizon accounts with no action required on the part of the customer. The terms and conditions of existing deposit and loan accounts are expected to remain unchanged.  In nearly all cases customer checks, direct deposits, payments, and account numbers will also remain unchanged in order to make this transition as smooth as possible.

Horizon Bancorp was advised by the law firm of Barnes & Thornburg LLP.  CNB Bancorp was advised by the law firm of SmithAmundsen, LLC and the investment banking firm of Renninger & Associates, LLC.

-MORE-

Page 2: Cont. Horizon Bancorp & CNB Bancorp Merger

About Horizon Bancorp
Horizon Bancorp is a locally owned, independent, commercial bank holding company serving northern and central Indiana and southwestern and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon. For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:
Craig M. Dwight	Sherri L. McGraw
Chairman and	Market President - Attica
Chief Executive Officer	Phone: (765) 762-2414
Phone: (219) 873-2725

Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280

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